UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2021

ASHLAND GLOBAL HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 8, 2021, Ashland Global Holdings, Inc. (“Ashland”) issued a press release announcing that is has established a renewable annual trust for ongoing and future environmental remediation and related litigation. The initiative follows Ashland’s announcement in February to align its operations with the ambitious aim of the Paris Climate Accord to limit global temperature rise to 1.5°C above preindustrial levels. At that time, Ashland also became a signatory to the United Nations Global Compact and is making the UN principles part of the company’s business strategy, culture and day-to-day operations.

A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 8.01, as well as in the press release on Exhibit 99.1, is being furnished, not “filed”. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Ashland under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report with respect to the press release is not intended to, and does not, constitute a determination or admission by Ashland that the information in this Report with respect to the press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Ashland.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	News Release dated September 8, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.

Date:	September 8, 2021	By:	/s/ J. Kevin Willis
J. Kevin Willis Senior Vice President and Chief Financial Officer